Exhibit 24.1
POWER OF ATTORNEY
The undersigned directors and officers of Central Federal Corporation (the “Company”) hereby constitute and appoint Eloise L. Mackus and Therese Ann Liutkus, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 to register certain shares of the Company’s Common Stock, and any and all amendments and exhibits thereto and any and all applications or other documents to be filed with the Securities and Exchange Commission, Financial Industry Regulatory Authority and any state securities agencies pertaining to such registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
Dated the 13th day of November, 2009.

SIGNATURE	TITLE

/s/ Mark S. Allio Mark S. Allio	Chairman, President and Chief Executive Officer of the Company (principal executive officer)

/s/ Therese Ann Liutkus Therese Ann Liutkus	Treasurer and Chief Financial Officer of the Company (principal financial officer and principal accounting officer)

/s/ Jeffrey W. Aldrich Jeffrey W. Aldrich	Director

/s/ Thomas P. Ash Thomas P. Ash	Director

/s/ William R. Downing William R. Downing	Director

/s/ Gerry W. Grace Gerry W. Grace	Director

/s/ Jerry F. Whitmer Jerry F. Whitmer	Director